UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2006

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

2006 Base Salary Increases. On January 27, 2006, the Board of Directors of the Federal Home Loan Bank of San Francisco ("Bank") approved 2006 base salaries for the Bank's named executive officers (effective January 1, 2006, for Dean Schultz and February 1, 2006, for the other named executive officers). The 2006 base salaries of the named executive officers are: Dean Schultz - $650,000, Ross J. Kari - $502,000, Lawrence H. Parks - $346,500, Steven T. Honda - $283,800, and Stephen P. Traynor - $282,800.

2006 Board of Directors' Compensation. On January 27, 2006, the Bank's Board of Directors approved the 2006 Board of Directors Compensation and Expense Reimbursement Policy. In accordance with Federal Housing Finance Board regulations, the Bank has established a formal policy governing the compensation and expense reimbursement provided to its directors. Fees are paid for attendance at certain meetings. The director compensation arrangements for 2006 are set forth below.
Director Meeting Fees -- 2006 (In whole dollars)
Type of Meeting	Position	Meeting Fees
Board	Chairman	$4,000
Board	Vice Chairman	3,000
Board	Director	2,000
Board Committee or FHLBank System Directors' orientation/conference	Director	750*

*Subject to an annual limit of $13,000 per director

Director Annual Compensation Limits -- 2006 (In whole dollars)
Position	Annual Limit
Chairman	$29,357
Vice Chairman	23,486
Director	17,614

In addition, the Bank reimburses directors for necessary and reasonable travel, subsistence, and other related expenses incurred in connection with the performance of their official duties. For expense reimbursement purposes, directors' "official duties" include:

  Meetings of the Board and Board committees,
  Meetings requested by the Federal Housing Finance Board and Federal Home Loan Bank System committees,
  Meetings of the Council of Federal Home Loan Banks and its committees,
  Meetings of the Bank's Affordable Housing Advisory Council,
  Events attended on behalf of the Bank when requested by the president in consultation with the chairman, and
  Other events attended on behalf of the Bank with the prior approval of the EEO-Personnel-Compensation Committee of the Board of Directors.

2006 Executive Incentive Compensation Plans. On January 27, 2006, the Bank's Board of Directors approved the 2006 President's Incentive Plan, the 2006 Executive Incentive Plan, and the 2006 Executive Performance Unit Plan, and the Board of Directors' Audit Committee approved the 2006 Audit Incentive Plan. The incentive compensation plans are designed to award incentive compensation to the Bank's officers for accomplishing Bank goals that are approved by the Board of Directors (or by the Audit Committee, in the case of the 2006 Audit Incentive Plan), as well as individual goals.

The 2006 President's Incentive Plan is solely for the Bank's president and chief executive officer, a named executive officer. The 2006 Executive Incentive Plan, which includes the other four named executive officers, is for the Bank's executive vice president, senior vice presidents, vice presidents and assistant vice presidents, but does not apply to the Bank's internal audit director and other officers in the internal audit department. Awards under the 2006 President's Incentive Plan and the 2006 Executive Incentive Plan are based on the total weighted achievement level of Bank goals and individual goals, with an additional portion determined at the discretion of the Board of Directors. Bank goals are given greater weight in the calculation of awards for senior officers, because these officers have a greater direct impact on the Bank's overall performance.

The 2006 Audit Incentive Plan is solely for the Bank's internal audit director and other officers in the internal audit department. Awards under the 2006 Audit Incentive Plan are based on the total weighted achievement level of internal audit department goals and individual goals, with an additional portion determined at the discretion of the Audit Committee. Internal audit department goals are given greater weight in the calculation of the award for the internal audit director, because this officer has a greater impact on the internal audit department's overall performance.

The following table sets forth the award ranges under the 2006 President's Incentive Plan, the 2006 Executive Incentive Plan, and the 2006 Audit Incentive Plan as a percentage of each officer's base salary for the plan year, based on total weighted achievement levels ranging from 75% of target (threshold) to 200% of target (far exceeding target). Awards for total weighted achievement below 75% of target are at the discretion of the Board (in the case of the 2006 President's Incentive Plan and 2006 Executive Incentive Plan) or the Audit Committee (in the case of the 2006 Audit Incentive Plan).

Total Weighted Achievement Level (percentage of target)	Chief Executive Officer	Executive Vice President	Senior Vice President
200%	60%	55%	50%
150-199%	45-59%	40-54%	37-49%
100-149%	30-44%	27-39%	25-36%
75-99%	15-29%	14-26%	12-24%
0-74%	Awards at the discretion of the Board/Audit Committee

Final awards, if any, under the 2006 President's Incentive Plan and the 2006 Executive Incentive Plan are to be paid following Board approval in January 2007, and final awards, if any, under the 2006 Audit Incentive Plan are to be paid following Audit Committee approval in January 2007.

The 2006 Executive Performance Unit Plan is for the Bank's president, executive vice president, and senior vice presidents, including the named executive officers. Awards under the Bank's Executive Performance Unit Plans are based on three-year performance periods. A new three-year performance period is established each year, so that there are three separate performance periods in effect at one time.

Awards under the Executive Performance Unit Plans are based on the total weighted achievement level of Bank goals, multiplied by a target award percentage, multiplied by the executive's base salary in the first year of the three-year performance period. If the percentage achievement level is between 100% and 200% of target, the target award percentages are 30% for the president and chief executive officer, 27% for the executive vice president, and 25% for senior vice presidents. If the percentage achievement level is at least 75% but below 100% of target, the target award percentages are 15% for the president and chief executive officer, 14% for the executive vice president, and 12% for senior vice presidents. For the 2006 Executive Performance Unit Plan, awards are calculated based on percentage achievement levels ranging from 75% of target (threshold) to 200% of target (far exceeding target goal). Except under extraordinary circumstances, no awards will be paid if the percentage achievement level is below 75%. The Board also has the discretion to increase or decrease awards under the 2006 Executive Performance Unit Plan by 25% to account for performance that is not captured by the achievement level of the Bank goals. Final awards, if any, are paid following Board approval after the end of the three-year performance period.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: February 2, 2006	By: /s/ Steven T. Honda
Steven T. Honda Senior Vice President and Chief Financial Officer